SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 12, 2005

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-27596 (Commission file number)	94-3170244 (I.R.S. employer identification no.)

1021 Howard Avenue San Carlos, CA 94070 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 628-4700

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES.

On August 11, 2005, the Registrant closed the sale of a private placement of 3,186,389 shares of newly issued common stock to institutional and other accredited investors for aggregate cash proceeds of $23,000,000 pursuant to individual stock purchase agreements dated August 9, 2005, the form of which is attached as Exhibit 99.1.  The securities were sold pursuant to Rule 506 of the Securities Act and thus were exempt from the registration requirements of the Securities Act of 1933.  No placement agent was used in this private placement. The press release dated August 9, 2005 announcing the pricing of the financing is attached hereto as Exhibit 99.2.

ITEM 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 11, 2005, the Registrant accepted the resignation from the Board of Directors of Dr. Marie-Helene Plais-Cotrel, who had been a Class II director since 2001.

On August 11, 2005, the Board of Directors of the Registrant elected Ms. Annette Bianchi to fill the vacancy created by the resignation of Dr. Plais-Cotrel.  Ms. Bianchi, a Managing Director of VantagePoint Venture Partners, is to serve as a Class II member of the Board of Directors and as a member of the Executive Committee of the Board.  In connection with the private placement described above, the Registrant agreed to use its reasonable best efforts to have a nominee of VantagePoint Venture Partners, reasonably agreeable to the Nominating and Corporate Governance Committee of the Board and the full Board, elected to the Board.  Funds affiliated with VantagePoint Venture Partners invested approximately $17,900,000 in the private placement described above.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS.

(c)                      Exhibits

Exhibit No.	Description

99.1	Form of Stock Purchase Agreement dated August 9, 2005
99.2	Press Release dated August 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

	By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated: August 12, 2005